Exhibit 10.27

(TRANSLATION)

LEASE OF URBAN PROPERTY FOR NONRESIDENTIAL USE

“TORRE ESPACIO” BUILDING

PASEO CASTELLANA N° 259 D MADRID 28046

DOCUMENT INDEX

I.	SPECIAL CLAUSES

I.I. ANNEXES

•	Annex no. 1: Plan of the floor where the Leased Property is located.

•	Annex no. 2: Notice letter regarding pledge of credits

II.	GENERAL CLAUSES

II.I. ANNEXES

•	Annex no. 1: Internal Regulations (Reglamento de Régimen Interno, or “R.R.l.”)

•	Annex no. 2: Self-protection plan

•	Annex no. 3: Budget

•	Annex no. 4: Technical Guide for Private Construction (Guía Técnica de Obras Privativas, or “GTOP”)

LEASE OF URBAN PROPERTIES FOR NONRESIDENTIAL USE

I.- SPECIAL CLAUSES

Madrid, 2 April 2012

BETWEEN

As one party: TORRE ESPACIO CASTELLANA, S.A., domiciled in Madrid at Paseo de Ia Castellana no. 259-D, planta 51a, constituted for an indefinite term by deed executed on 17 October 1988 before Madrid notary Mr. Rafael Ruiz Gallardón, with number 2973 in his notary record, registered in the Madrid Commercial Registry at Book 0, Folio 102, Volume 4667, Sheet M-76714, and with tax identification code (C.I.F.) A-78917440.

Signing in representation of this company is Mr. José Antonio Fernández Gallar, as General Manager and Attorney in Fact, in use of the authority conferred on him by virtue of a deed of Appointment and Power of Attorney dated 24 July 2002, attested by Madrid notary Mr. Martin Ma Recarte Casanova, at number 2031 in his notary record.

With domicile for purposes of notices: at Paseo de Ia Castellana no 259D, 50a planta. 28046-Madrid

Person authorised to receive communications regarding this agreement: Mr. Eduardo Corral Pazos de Provens

Email: ecorral@ie-sa.es

Tel.: 91-417.69.30

Fax: 91-556.53.34

(Hereinafter the “LESSOR”)

As the other party: FERROATLANTICA, S.A.U., domiciled in Madrid at Paseo de Ia Castellana, 259-D, planta 49a, constituted for an indefinite term by deed executed on 29 September 1992 before Barcelona notary Mr. Raul Vail Vidardell, with number 3016 in his notary record, registered in the Madrid Commercial Registry at Book 0, Folio 204, Volume 29125, Sheet M-63610, and with tax identification code (C.I.F.) A-80420516.

Signing in representation of this company is Mr. Pedro Larrea Paguaga, as Chairman and Managing Director, in use of the authority conferred on him by virtue of a deed of appointment dated 13 January 2012, attested by Madrid notary Mr. Jaime Recarte Casanova, at number 111 in his notary record.

With domicile for purposes of notices: at Paseo de Ia Castellana, no 259-D, planta 49a.

28046-Madrid

Person authorised to receive communications regarding this agreement: Mr. José Ramón Ramos Sánchez.

Email: jramos@ferroatlantica.es

Tel.: 91-590.32.19

Fax: 91-562.82.27

(Hereinafter the “LESSEE”)

Both parties acknowledge the legal capacity necessary to enter into this lease agreement for non-residential use, in accordance with the following

BACKGROUND

I. The LESSOR is the fee simple owner of an office building called “Torre Espacio”, which is duly registered in its name in Property Registry no. 34 of Madrid at Volume 1006, Book 184, Folio 99, Property 8244, Entry 4o, located in Madrid at Paseo de la Castellana, no 259D.

It is the owner by virtue of a public deed of Declaration of New Construction executed before Madrid notary Mr. Jaime Recarte Casanova on 19 November 2007, with number 4110 in his notary record.

II. The “Torre Espacio” building has a maximum above-ground includable surface area of 56,250 m2, divided into 54 floors (Ground Floor, three Mezzanines, 45 Floors of Offices, two double Mechanical Floors and a single one, and a Roof, plus a floor with the firefighting tank, plus coping; with maximum cornice height of 224 metres without counting the external communication elements; at least 1150 parking spaces in 6 underground basements.

III. The entire building is to be leased to third parties by the LESSOR.

The LESSEE turn is interested in leasing from the LESSOR premises on floor 45 South (using the commercial numbering, equivalent to floor 38 using the construction numbering), identified as being for “Office Use”, with a rentable surface area of approximately 577.93 m2. Hereinafter in this agreement called the “LEASED PROPERTY” or the “OFFICE”.

The LEASED PROPERTY referred to above has a share in the Common Expenses of the Building of 0.9609320%.

This percentage will apply to all expenses and items from time to time included in the Current Budget (Annex no. 3 to the GENERAL CLAUSES of this Agreement)

Taking account of the background above the parties agree to be bound by the following

SPECIAL CLAUSES

FIRST.- SUBJECT MATTER OF AGREEMENT.-

1.1.- Subject matter and commitments assumed

The LESSOR leases the OFFICE referred to in BACKGROUND item III of this agreement to the LESSEE, which takes and accepts it, on the terms and conditions set forth herein.

Thus the LESSEE by signing this agreement covenants to fulfil the obligations deriving for it, to which it hereby consents and which it accepts, which are set forth below as SPECIAL or specific CLAUSES of this agreement, and in the attached GENERAL CLAUSES as regards provisions common to all lessees of the aforesaid building.

Attached to this agreement is a plan marking the space occupied by the LEASED PROPERTY (annex no. 1).

1.2.- Services for the OFFICE.

The delivery of the OFFICE is made with finished toilets, uncovered raised floor and ceiling, as well as air-conditioning, fire protection, lighting and emergency public address facilities, an electrical panel, fibre-optic and copper terminals for voice and data and remote control of shades and lighting (details appear in the Technical Guide for Private Construction (G.T.O.P.), which is attached as document no. 4 of the GENERAL CLAUSES of this Agreement).

Obtaining the corresponding municipal permit in order to be able to conduct the business constituting its corporate purpose in the OFFICE will be at the cost and risk of the LESSEE, with the consequences contemplated for failure to obtain the permits or revocation thereof after they are granted as set forth in CLAUSE FIFTH, section 5.5 of the GENERAL CLAUSES of this agreement.

From the date of signature of this agreement the LESSEE may use the services the LESSOR makes available to all lessees of the building.

1.3.- Official date of delivery

The LEASED PROPERTY is delivered and made available to the LESSEE on the same day as the signature of this agreement, that is, 2 April 2012, with this document serving as the delivery document or certificate therefor.

SECOND.- . TERM OF THE AGREEMENT.-

2.1.- Initial term

The duration of this agreement is established for a mandatory term of FIVE (5) YEARS, counted on a date to date basis from its signature date, that is until 1 April 2017).

2.2.- Enforceability of obligations and computation of terms

This agreement will enter into effect and will have all of its legal effects from its signature date, the LESSEE’s obligation to pay rent arising from that time.

Also, in all other aspects of this agreement, in particular including the computation for purposes of rent adjustments, the beginning date of the leasehold relationship will be the signature date.

2.3.- Extensions

The foregoing term of FIVE years from that date having elapsed, this agreement will be automatically renewable, up to a maximum of two extensions of FIVE years each, if neither of the parties renounces it (by certified letter with acknowledgment of receipt or through a notary) six months in advance of the maturity of the agreement or any of its extensions.

Thus, if notice of termination is given by either of the parties, the LESSEE will be required to vacate the LEASED PROPERTY and make it wholly and freely available to the LESSOR on the day contemplated in the aforesaid notice (which will coincide with the day contemplated in this agreement as the maturity of the initial term or, if applicable, the last day of the extension in question), and if neither of the parties exercises its right or does not exercise it on a timely basis in proper form, the agreement will be understood to be fully effective until the new maturity date of the automatic extension.

2.4.- Delay in return of the LEASED PROPERTY.

The agreed term of the lease or its extensions having expired, the agreement will be terminated by operation of law and the LESSEE must return the keys and unrestricted possession and availability of the LEASED PROPERTY covered thereby to the LESSOR, being deemed from that time to have been notified for purposes of the provisions of article 1566 of the Civil Code, having been warned that breach of this obligation will carry with it, as a penalty clause or a cumulative penalty, the obligation to indemnify the LESSOR in an amount equivalent to double the last monthly rent payable, calculated “pro rata temporis” for the period of time it delays in vacating, counted from the date of termination or, if applicable, the date of judicial declaration thereof, without prejudice to such actions as may be available to make judicial demand therefor.

The other conditions for the aforesaid return of the LEASED PROPERTY, also applicable to termination of the agreement for any reason, have been set forth in CLAUSE TENTH of the GENERAL CLAUSES of this Agreement.

2.5.- Essential term

This lease has been agreed based in particular on the agreed duration, since it is an element essential to the development of the project to exploit the Building.

It is for this reason that, if the Agreement is terminated before the agreed maturity, for any reason attributable to the LESSEE, the LESSOR will be entitled to indemnification, which is agreed as a penalty clause, without need of evidencing the losses and damages, as is expressly accepted as being just by the LESSEE, by express agreement of the parties not being modifiable by the courts, in an amount equivalent to EIGHTEEN (18) months of rent, amounts assimilated thereto and liens in effect in the month of the termination, without prejudice to the right to be indemnified for such losses and damages in excess of the aforesaid penalty as the LESSOR may prove.

THIRD.- ADJUSTMENT OF RENT.-

3.1.- Criteria for ordinary adjustment (C.P.I.)

The rent adjustments will occur based on the following criteria:

1st.- The agreed rent will be adjusted on 31 January of each year of the agreed term of the agreement (the first adjustment occurring on 31 January 2013), applying the following upward or downward corrections to the annual rent:

Of general application will be the percentage variation, upward or downward, experienced by the Consumer Price System General Index (Índice General del Sistema de Índices de Precios al Consumo) (set by the National Statistics Institute or such agency as may replace it) for the entire country (General Index) for the period of twelve months immediately prior to 1 January of each year in which rent is adjusted, that is, the percentage variation of the National General Index in a year counted from 31 December of the second year prior to the year in which the rent is to be adjusted, to 31 December of the prior year.

2nd.- The rent so adjusted will be applicable from the month of February (included) of the year in question.

3rd.- If on that date the correcting index is not known due to a delay in its publication, the LESSOR will be entitled to make provisional adjustments or adjustments on account, applying provisional indexes if known, and if not known to issue invoices of a provisional nature based on the rent then in effect, settling the increases or decreases corresponding to months elapsed by way of a supplementary invoice, once those indexes are published.

4th.- In the two foregoing cases (adjustments based on provisional indexes or based on current rent), the provisional adjustment so implemented will be considered to be fully valid, effective and definitive, except for the right of either of the parties, within the six (6) months following the date it enters into effect, to insist on exact calculation thereof by application of the definitive official indexes that have been published.

5th.- If for any reason the Consumer Price Indexes are no longer published by the National Statistics Institute, or by another agency assuming its functions, they will be replaced by the indexes replacing them or, if none, by other publications or official data reflecting changes in the cost of living, or otherwise by a court judgment in response to the request of the first to file.

3.2.- Adjustment based on market rent

On an exceptional basis, every three years during the term of the agreement, provided that one of the parties so requests at least one month in advance of the ending date of the 3rd year it is in effect (or the 6th, 9th or 12th, in the event of an extension or extensions of the agreement) the following will apply:

A rent adjustment, upward or downward, to equate it to the rent in effect in the market for premises having equal or comparable characteristics and location, leased on the same or similar terms.

For such purposes market rent for premises having equal or similar characteristics and location will be understood to be the arithmetic average of the amounts from time to time determined by any two of the following companies: Richard Ellis, Aguirre Newman, DTZ or Jones Lang Lasalle (in the case of disappearance of the four, any other similar companies) based on the gross rental value per m2 of properties having similar characteristics in the same area and municipal district.

3.3.- Base rent to be adjusted. Cumulation

If rent is corrected using the method described in point 3.2., the rent for later years (until the following adjustment based on the market) will be adjusted as established in paragraph 1 of point 3.1. (that is, by applying the percentage variation in the Consumer Price System General Index to the rent corresponding to the year in question).

Similarly, if neither of the parties notifies the other of its intention to adjust the rent to market rent, in order to adjust the rent for following years (up to the following adjustment based on the market) the provisions of paragraph 1st of this section 3.1. above also will apply as regards the system for adjustment of rent.

The adjustments will be cumulative, so the first adjustment will be made on the basis of the initially-agreed rent, and successive adjustments will be based on the rent as increased (rent + increments) or decreased as a result of the preceding adjustments.

3.4.- Binding notice

For purposes of adjustment of rent, the parties agreed that a written notice given by the LESSOR addressed to the LESSEE (for adjustment by way of application of the C.P.I.), in the month prior to the month the rent adjustment is to be effective (in the month of January) will be fully effective and binding (absent material errors in calculation).

3.5.- Delay in applying adjustment

In no case will delayed or late application of the aforesaid adjustment imply loss or waiver of the right of the LESSOR to make it.

3.6.- Essential term

The foregoing terms referring to adjustment of rent are an essential and determinative element of this Agreement, without which the LESSOR would not have executed it, which the LESSEE expressly acknowledges and accepts.

As a result the parties expressly note that the adjustment will be proper and will be made both during the contractual term and, if applicable, during such extensions as may be expressly agreed.

FOURTH.- DEPOSIT.- ADDITIONAL SECURITY.-

4.1.- Deposit

The LESSEE hereby delivers to the LESSOR the amount of FORTY-SIX THOUSAND TWO HUNDRED THIRTY-FOUR EUROS AND FORTY CENTS ON THE EURO (€46,234.40), which corresponds to two months of the initial rent agreed in this agreement. This amount will be deposited with the Regional Government or public entity determined by law, until the end of the Agreement, as the legal deposit contemplated in article 36.1 of the current Urban Lease Act, Act 29/1994 of 24 November 1994.

4.2.- Terms governing the deposit

The deposit that is delivered will be governed by the following terms:

1st.- During the initial years of the term of the lease, the legal deposit will not be subject to adjustment; but that term having elapsed, that is, each time the lease is extended or the rent is adjusted based on the market, the deposit will be increased or decreased in such manner that its amount coincides with the amount of two (2) months of the Rent in effect in the year in which each of the extensions begins or the new market rent becomes effective.

2nd.- The posting of the deposit does not relieve the lessee from payment of rent or assimilated amounts, nor as a result may it use the former to pay the latter.

3rd.- The indicated deposit will serve to back performance of the obligations of the LESSEE, and if applicable will be returned at the end of this agreement, provided that it is not subject to the corresponding liabilities. The deposit does not represent a limitation of that liability.

4th.- At the end of the lease the status of the LEASED PROPERTY and its facilities will be examined to determine whether it is in the agreed status or construction or installations other than as expressly authorised have been undertaken.

If damages have occurred or it is necessary to undertake repairs, fitting-out or restoration to the initial status of the LEASED PROPERTY, that work will be undertaken by the LESSEE.

If it does not perform the work within a term of fifteen days after it is requested to do so, the work will be performed by the LESSOR at the expense of the LESSEE, after first deducting the amount of the deposit that was delivered.

5th.- In the latter case, during the time the LESSOR cannot make use of the LEASED PROPERTY, because it is making the necessary repairs for the account of the LESSEE, an express penalty clause is established that it must pay to the LESSOR, which for the unavailability of the LEASED PROPERTY will be entitled to receive an amount equal to double the amount of the last rent in effect until completion of total repair of the damages and deterioration, and performance of the construction necessary in order to return the LEASED PROPERTY to its initial status or the one established by the LESSOR, as set forth in CLAUSE TENTH of the GENERAL CLAUSES of this Agreement.

4.3.- Additional security

Clause with no content in this agreement.

FIFTH.- RENT.- DIRECT DEBIT OF PAYMENTS.- DEFAULT.-

5.1.- Rent

It is agreed at the annual amount of TWO HUNDRED SEVENTY-SEVEN THOUSAND FOUR HUNDRED SIX EUROS AND FORTY CENTS ON THE EURO (€277,406.40) payable monthly in an amount of TWENTY-THREE THOUSAND ONE HUNDRED SEVENTEEN EUROS AND TWENTY CENTS ON THE EURO (€23,117.20), in advance within the first five days of each calendar month.

5.2.- Assimilated amounts

Also, the LESSEE within the same term must pay the amount corresponding to it in the category of amounts assimilated to rent, as provided in BACKGROUND item III.- of the SPECIAL CLAUSES of this Agreement, and in CLAUSE SIXTH of the GENERAL CLAUSES thereof, which for this year, 2012, amount to 7.20 €/m2, which results in an initial monthly amount payable for the OFFICE of €4161.10

And all such others, if any, as it owes as a result of application of the provisions of this agreement, such as extraordinary consumption or expenses deriving from entering the OFFICE outside customary hours, as set forth in CLAUSE FIFTH, section 5.6.- of the GENERAL CLAUSES of this agreement.

5.3.- Withholding

The LESSOR will demonstrate to the LESSEE that it has satisfied the requirements of law in order for the LESSEE not to be required to withhold on the terms contemplated in art. 59,I, 3rd of the Companies Tax Regulations (Royal Decree 1777/2004 of 30 July 2004. If it does not do so, the LESSEE will withhold such percentage of the monthly rent as may from time to time be established, proceeding to file a return in respect thereof and deposit it on account within the terms fixed by law.

The LESSEE in this case must send the LESSOR a copy of each return and deposit on account it makes, within the ten days following filing thereof.

5.4.- Direct debit

To facilitate collection of rent, expenses, taxes and, in general, any amount owed by the LESSEE to the LESSOR by virtue of this Agreement, the parties agree that the rent is to be paid by the LESSEE by way of payment on the receipt that will be presented to it for collection by the LESSOR. For this reason the LESSEE expressly and irrevocably authorises the LESSOR to debit all amounts owed to it, upon maturity thereof, against the current account designated in the Direct Debit Order that is attached as Annex no. 3 to this Agreement. The LESSEE hereby designates:

BANK/SAVINGS BANK: Banco Español de Crédito

Account no.: 0030/151808/0000012271

Domicile: Avda. Gran Vía de Hortaliza, no 3 (28043) Madrid

This designated bank account will be the domicile for payment only to the extent that the account is provided with sufficient funds, and the LESSOR does not use its right to collect in another manner, in accordance with the provisions of the last paragraph of this section.

Total or partial non-payment during the term of the agreement of any of the receipts presented to the bank for direct debit will release the LESSOR, automatically and without need of any demand made on the LESSEE, in order to avoid expenses, from presenting the receipts to the bank or savings bank for direct debit collection.

If the LESSEE wishes to change the bank for direct debit, it must send the LESSOR, by any means acceptable in law that evidences receipt, a new direct debit form, completed and signed, at least fifteen (15) calendar days in advance of the accrual of the next payment.

The direct debit authorisation given by the LESSEE to the LESSOR constitutes an essential term of this Agreement. As a result, any interference by the LESSEE with such direct debit or any breach in this regard will entitle the LESSOR to terminate the Agreement.

In any event THE LESSOR reserves the right to demand payment of rent at its own offices, and may establish any other system, with prior notice to the LESSEE at least fifteen (15) calendar days in advance of the accrual of the next payment.

5.5.- Notice of Pledge of credits deriving from the lease agreement

The LESSOR has pledged the credit rights that, as such, correspond to it by virtue of the lease agreement hereby signed with the LESSEE to Hypo Real Estate Bank International. All of the foregoing is by virtue of the agreement signed on 28 May 2004 before Madrid notary Mr. Jaime Recarte Casanova.

As a result of the foregoing, the LESSOR advises the LESSEE that any amount that is invoiced to it regarding the aforesaid lease will be deposited by the LESSOR in the following Bankia current account, of which it is the owner:

Bankia, S.A.

Alberto Alcocer, 46

28016 Madrid

cc: 2038/583791/6000679703

The only obligation of the LESSEE deriving from the provisions of this section is signature of the letter addressed to Hypo Real Estate Bank International, a draft of which is attached to this Agreement as Annex no. 5, in which it acknowledges having been advised of the provisions hereof.

5.6.- V.A.T.

On the current rent, the assimilated amounts and those from time to time resulting from payments to be made by the LESSEE in application of the provisions of this agreement, the LESSOR will pass on the Value Added Tax (VAT), pursuant to the regulations of the aforesaid tax or those replacing them in the future, with the LESSEE covenanting to assume any change occurring in the implementation of the aforesaid regulations in the future.

5.7.- Breach

If the LESSEE breaches the obligation to pay the rental price and/or the assimilated amounts, within the first five days of each month, the LESSOR will be fully entitled to terminate the agreement and, if applicable, initiate judicial proceedings, whether for eviction for failure to pay that price or to claim the amount.

It is expressly agreed that simple delay in payment of any monetary obligation deriving from this Agreement, in any category (rent, assimilated amounts, etc.), will accrue default interest in favour of the LESSOR in an amount equivalent to the legal interest rate on money increased by three (3) points.

The default interest clause does not imply any authorisation or entitlement whatever to delay in the agreed payments. Therefore, the demand for interest will not prevent termination of the Agreement for non-payment.

The accrual of the interest will occur from the time the payments were to be made pursuant to the agreement, without need of any demand by the LESSOR, which the LESSEE expressly waives.

5.8.- Allocation of amounts

If there are various debits due from the LESSEE to the LESSOR, the latter is entitled to freely determine the debit to payment of which each of the amounts received from the LESSEE will be applied. For that purpose, the LESSEE in favour of the LESSOR expressly waives the allocation contemplated in articles 1172 to 1174 of the Civil Code.

SIXTH.- MISCELLANEOUS.-

6.1.- It is expressly noted that the order of application and priority in interpretation in the event of differences between the various documents constituting this lease agreement will be as follows:

1st.- SPECIAL CLAUSES

2nd.- GENERAL CLAUSES

3rd.- The other Annexes corresponding to either of the above

6.2.- It is noted that the LESSEE declares that it is familiar with and has read the annexes listed below that are delivered in digital format (pdf) on a separate CD.

ANNEXES CORRESPONDING TO THE GENERAL CLAUSES:

Annex 1: INTERNAL REGULATIONS Annex 2: SELF-PROTECTION PLAN

Annex 3: BUDGET

Annex 4: TECHNICAL GUIDE FOR PRIVATE CONSTRUCTION

In witness of their agreement with the foregoing, the parties sign this agreement in duplicate for a single purpose, in the place and on the date stated in the preamble, with its annexes forming an inseparable part hereof, particularly the GENERAL CLAUSES of this lease agreement, to which the parties remit to avoid unnecessary repetition, for all matters not expressly set forth in this document.

[Illegible signature]	[Illegible signature]

THE LESSOR	The LESSEE

[Plan of Floor 45 North]

Madrid, 2 April 2012

We hereby acknowledge that we have been advised that the credit rights deriving from the lease agreement for PREMISES on floor 45 South (using the commercial numbering, and floor 38 using the construction numbering), which is identified as being for “Office Use”, with a rentable surface area of 577.93 m2, of the “Torre Espacio” Building, of which we are lessees, have been pledged in favour of Calyon Sucursal en España.

Sincerely,

FERROATLÁNTICA, S.A.U.

By:

[Signature of Mr. Pedro Larrea Paguaga]

LEASE OF URBAN PROPERTIES FOR NONRESIDENTIAL USE

II.- GENERAL CLAUSES

Madrid, 2 April 2012

IDENTIFICATION OF THE BUILDING IN WHICH THE PROPERTY SUBJECT TO THE LEASE AGREEMENT IS LOCATED:

BUILDING: called “TORRE ESPACIO”, with a maximum above-ground includable surface area of 56,250 m2, divided into 54 floors (Ground Floor, three Mezzanines, 45 Floors of Offices, two double Mechanical Floors and a single one, and a Roof, plus a floor with the firefighting tank, plus coping; with maximum cornice height of 224 metres without counting the external communication elements; at least 1150 parking spaces in 6 underground basements.

Registration INFORMATION: Madrid Property Registry no. 34 at Volume 1006, Book 184, Folio 99, Property 8244, Entry 4 as an independent property under the ownership of TORRE ESPACIO CASTELLANA, S.A.

CONTRACTING PARTIES:

THE “LESSOR”: TORRE ESPACIO CASTELLANA, S.A.U., domiciled in Madrid at Paseo de Ia Castellana no. 259-D, planta 51a, constituted for an indefinite term by deed executed on 17 October 1988 before Madrid notary Mr. Rafael Ruiz Gallardón, with number 2973 in his notary record, registered in the Madrid Commercial Registry at Book 0, Folio 102, Volume 4667, Sheet M-76714, and with tax identification code (C.I.F.) A-78917440.

Signing in representation of this company is Mr. Eduardo Corral Pazos de Provens, as General Attorney in Fact, in use of the authority conferred on him by virtue of a deed of Appointment and Power of Attorney dated 22 June 2006, attested by Madrid notary Mr. Martin Ma Recarte Casanova, at number 2056 in his notary record.

THE “LESSEE”: FERROATLANTICA, S.A.U., domiciled in Madrid at Paseo de Ia Castellana, no 259-D, planta 49a, constituted for an indefinite term by deed executed on 29 September 1992 before Barcelona notary Mr. Raúl Vali Vidardell, with number 3016 in his notary record, registered in the Madrid Commercial Registry at Book 0, Folio 204, Volume 29125, Sheet M-63610, and with tax identification code (C.I.F.) A-80420516.

Signing in representation of this company is Mr. Pedro Larrea Paguada, as Chairman and Managing Director, in use of the authority conferred on him by virtue of a deed of appointment dated 13 January 2012, attested by Madrid notary Mr. Jaime Recarte Casanova, at number 111 in his notary record.

Both parties acknowledge the legal capacity necessary to enter into this lease agreement for non-residential use, and taking account of the background and special clauses set forth in a separate document, the parties also agreed to be bound by the following

GENERAL CLAUSES

FIRST.- SUBJECT MATTER OF AGREEMENT.-

The content of this clause has been regulated by the parties in the SPECIAL CLAUSES of this Agreement.

Henceforth the subject matter of this agreement will be referred to as the “LEASED PROPERTY OR PROPERTIES” or the “OFFICE OR OFFICES” if the reference is only to the leased premises.

SECOND.-TERM OF THE AGREEMENT.-

The content of this clause has been regulated by the parties in the SPECIAL CLAUSES of this Agreement.

THIRD.- RENT.- DIRECT DEBIT OF PAYMENTS.- DEFAULT.-

The content of this clause has been regulated by the parties in the SPECIAL CLAUSES of this agreement.

FOURTH.- ADJUSTMENT OF RENT.-

The content of this clause has been regulated by the parties in the SPECIAL CLAUSES of this Agreement.

FIFTH.- USE OF THE LEASED PROPERTY.-

5.1.- Use or activity

The LEASED PROPERTY will be used by the LESSEE, to the exclusion of any other use, as offices for the conduct of the business constituting its corporate purpose, and supplementary services.

The LESSOR expressly reserves the right to freely lease the other properties comprising the Building of which it is the owner, to individuals or legal persons, whether or not they have the same activity or corporate purpose as the LESSEE. Also, it gives no guarantee whatever regarding occupancy of the other properties comprising the Building.

5.2.- Peaceful use

The LESSOR covenants to assure the LESSEE the peaceful use of the LEASED PROPERTIES, in accordance with the terms agreed herein, and to fulfil all of the obligations imposed on it by the Agreement.

5.3.- Prohibited activities.

The LESSEE covenants to refrain from any activity that is unhealthy, immoral, damaging or dangerous, and from storing toxic and flammable materials or installing any machinery that causes smoke, noise or vibrations or represents a danger to persons, property or the building, and to observe the rules contained in the Internal Regulations (R.R.L) for the functioning thereof (Annex no. 1 of this agreement), as well as the national, regional and municipal legislation in effect from time to time, with particular attention to evacuation and emergency plans and the rules existing regarding fire safety in the LEASED PROPERTIES (set forth in the Self Protection Plan, Annex no. 2 of this agreement), maintaining the equipment in good working order, in accordance with the aforesaid regulations. It also covenants to maintain the LEASED PROPERTIES in a good state of use and conservation.

The LESSEE covenants not to take actions that could cause a nuisance or damage to other tenants and occupants of the building, or cause sanctions, complaints or claims of third parties. In this regard, the LESSEE guarantees to the LESSOR that it will be fully indemnified against any complaint or claim that may be filed on account of its conduct.

5.4.- Liability in use

In the use of the LEASED PROPERTY, the LESSEE will be liable to the LESSOR and to third persons for such damages as may be attributable to it, caused with mens rea or negligently, without prejudice to such action to terminate the agreement, if any, as may be appropriate.

The LESSOR will have no liability whatever of an employment nature regarding the personnel employed by the LESSEE in the LEASED PROPERTY, which will report solely and exclusively to the latter.

The LESSOR also assumes no liability for any action of the other lessees of the Building or those acting under their auspices.

5.5.- Licences and permits

The LESSEE at its cost must take such actions as may be necessary to obtain and maintain such permits and licences of all kinds as may be necessary for the development, opening and functioning of its own business in the LEASED PROPERTY, as well as such additional ones as may be required subsequent to occupancy of the LEASED PROPERTY.

As a result, all expenses, fees, taxes and other amounts driving from processing and obtaining the aforesaid authorisations and conduct of the business will be exclusively for its account.

The LESSEE will keep the LESSOR informed regarding the progress of the applications for all licences and covenants to act with due diligence in order to secure the licences, satisfying such requirements and complying with such resolutions as may be notified to or demanded of it by the competent authorities.

The LESSOR makes no guarantee and has no liability whatever if the competent authorities, national or municipal, do not grant the administrative licences necessary for the functioning of the LESSEE’s business, or they are prohibited or those already existing or additional ones once authorised are suspended.

5.6.- Use outside normal hours

The LESSEE must give advance notice of its intention to access the LEASED PROPERTY outside normal office hours or normal hours for opening to the public, or on holidays, and may so access the LEASED PROPERTY with prior written consent of the LESSOR. All of the foregoing is to be pursuant to the procedures set forth in the R.R.I. that is attached to this Agreement as annex no. 1.

If THE LESSOR consents and the LESSEE opens the LEASED PROPERTY to the public or its employees outside normal hours, the LESSEE must pay the LESSOR the additional costs, if any, it incurs in the form of extraordinary services and consumption.

SIXTH.- SERVICES AND SUPPLIES.- GENERAL OR COMMON EXPENSES.-

6.1.- General Expenses

THE LESSOR (contracting directly with the supplier Companies) will provide the LESSEE with various general services and supplies that, as it is of interest to both parties, are contemplated and commonly organised for the various properties in the Building.

The LESSEE will be required to pay the LESSOR for all supplies, expenses, charges, taxes or instalments corresponding to the LEASED PROPERTY, both in the context of ownership and in the context of general use of the Building, in particular those deriving from use, functioning, conservation, repair and replacement of common elements and private elements of common use, dedicated to the general use and appropriate functioning of the Building and the area in which it is located, in accordance with the share of expenses fixed for each Property in BACKGROUND item III.- of the SPECIAL CLAUSES of this Agreement (in the corresponding proportion based on the surface area of the OFFICE and the percentage it represents of the total surface area owned by the LESSOR in the Building, and in accordance with the Budget in effect from time to time, an example of which is attached to this Agreement as Annex no. 3.

Henceforth in this Agreement they will be referred to as “General Expenses”, and they are listed in Annex no. 3, cited above.

6.2.- Temporary interruption of the services

Temporary interruption of the common services in the LEASED PROPERTY for reasons not attributable to the LESSOR will not result in any reduction of the expenses, or any kind of claim against the LESSOR. However, the LESSOR will exert its best efforts so that the aforesaid temporary interruption is as short as possible and has the least possible effect on the LESSEE.

6.3.- Monthly provision and settlement of General Expenses

The LESSEE, together with payment of rent, will pay, monthly in advance, as General Expenses, one twelfth of the annual fixed amount corresponding to the LEASED PROPERTIES by reason thereof.

Once the annual accounts of the LESSOR are closed it will report and justify to the LESSEE the amount of the difference between the monthly provisions paid and the expenses actually incurred. That amount will be paid by the debtor, the LESSOR or the LESSEE as applicable, together with the receipt corresponding to the month of February (within the first five calendar days of that month) of the year following the year the budget for which has closed.

Notwithstanding the foregoing, if from the definitive calculation the LESSOR is the debtor, the LESSEE may choose between requesting that the LESSOR pay the difference within the aforesaid term of five calendar days of the month February, or retaining those amounts, considering them to be a delivery on account of the payments of a similar nature for the following month.

6.4.- Extraordinary Expenses

In this Agreement “Extraordinary Expenses” are those deriving from services and supplies that the LESSOR provides to the LESSEE, on request of the latter, other than during the hours and on the schedule considered to be normal and defined as such in the R.R.I. (annex no. 1 of this agreement)

6.5.- Essential term

The parties expressly agree that the General Expenses and Extraordinary Expenses defined in this Clause will be amounts assimilated to rent, and failure to pay within the terms contemplated in this agreement will entitle the LESSOR to terminate it in the same way and following the same procedure as if it were a failure to pay rent, and also to demand interest for the delay in payment, on the terms set forth in CLAUSE FIFTH 5.7.- of the SPECIAL CLAUSES of this Agreement.

SEVENTH.- CONSTRUCTION.- LESSOR’S RIGHT OF ACCESS.- LIGHTED AND UNLIGHTED SIGNS.- ACCESS TO OFFICES AND SECURITY SYSTEMS.-

7.1.- Construction in private areas

The LESSEE at its expense must perform the finishing work, decoration and installation in its LEASED PROPERTY, and in the performance of such work the LESSEE must take account of the other construction to be undertaken by the LESSOR and other third party lessees, with the Standards set forth in the Technical Guide for Private Construction (GTOP), which is hereby delivered to the LESSEE as Annex no 4 of this Agreement, being established for due coordination.

7.2.- Procedure for performing private construction

The procedure for performing construction and the private areas is covered in detail in the aforesaid GTOP. Notwithstanding the fact that it is, the general lines of action in this regard are reflected below.

(i)	All construction necessary in order for the LEASED PROPERTY covered by this Agreement to be used for its purpose will be performed by the LESSEE, within the minimum conditions agreed by the parties, in accordance with the plan presented by the LESSEE and approved by the LESSOR, with a degree of commercial design, image and quality consistent with the characteristics, architectural design and qualities of the Building.

In any event, the LESSEE may not perform construction that affects the structure or safety of the Building or its facilities, common facilities or elements, the strength of materials used in its construction, the exterior façade and blinds of the LEASED PROPERTY, and the LESSEE must notify the LESSOR of the commencement and completion and type of the construction to be performed.

(ii)	The Private Construction Coordination Team (Equipo de Coordinación de Obras Privativas, or “E.C.O.P.”) of the LESSOR will supervise and inspect the aforesaid construction, both during construction and once it has been completed.

(iii)	The LESSEE, for purposes of development and performance of the construction in private areas, must:

•	Appoint a competent technician to be officially responsible for the private construction project.

•	Secure Civil Liability Insurance and deliver a copy to the E.C.O.P.

•	Comply and cause the technician appointed by it to comply with the guidelines and standards established by the E.C.O.P., and submit to its control.

•	Take responsibility for full completion of the private construction within the established term.

(iv)	It may not build any space in a manner forming a higher level or “mezzanine” without express written consent of the LESSOR.

7.3.- Maintenance of private construction

Also for the sole and exclusive account of the LESSEE will be maintenance of the aforesaid construction in a good state of conservation, functioning, safety and cleanliness, as well as the accessories, equipment and installations, having responsibility therefor.

The LESSEE therefore also must assume the performance and cost of such construction as may be necessary as a result of damages deriving from negligence or mens rea in the use of the LEASED PROPERTY.

7.4.- Subsequent construction

The LESSEE will require express written authorisation of the LESSOR to perform any kind of construction subsequent to the construction related to its occupancy following delivery of the LEASED PROPERTIES.

However, the LESSEE may freely decorate the OFFICE and change its interior distribution by way of movable or removable partitions, provided that the aforesaid work does not interfere with the activity of other lessees, or affect common elements or the structure of the building.

In any event the LESSEE must notify the LESSOR of the work it intends to perform, indicating the details of performance thereof, and the construction if applicable must be performed under the corresponding permits, which must be obtained by the LESSEE, complying with the requirements set forth in the GTOP (Annex no. 4 of this Agreement) and those indicated to it by the E.C.O.P.

7.5.- Incorporation of construction

All such construction and installations as may be performed by the LESSEE, and integrated by way of construction in the OFFICE, will be for the benefit of the LESSOR, being incorporated into the PREMISES as they are performed, without this giving any right of compensation or indemnification whatever in favour of the LESSEE.

In accordance with the foregoing the LESSEE may not remove from the OFFICE such objects and installations as are incorporated therein by way of construction without express written permission of the LESSOR.

7.6.- Notice of construction to be performed

Each of the LESSEE and the LESSOR reciprocally covenants to advise the other of the need to perform any repair work that is its responsibility, during the term of this Agreement, and also of any loss or damage of which it is aware that may affect the obligations or rights of one of the Parties.

In particular, the LESSEE must notify the LESSOR as quickly as possible, no more than 24 hours after learning thereof, of the need for any repair or the existence of any defect or damage, accident or deterioration occurring in the LEASED PROPERTIES, their installations, services or accessories. Breach of this reporting obligation will result in the obligation of the LESSEE to compensate the LESSOR for any direct or indirect damage that may result to it by reason of that loss or deterioration, as well as the delay in presentation of the timely declaration thereof to insurance companies.

7.7.- Access of the LESSOR to the LEASED PROPERTIES

The LESSEE will allow free access to the LESSOR, as well as any person representing the LESSOR or authorised to do so, to undertake its functions of:

a.	INSPECTION of the functioning of any service, as well as verification of compliance with the other obligations established in the Agreement, provided that (I) there is timely notice in order to disrupt the Lessee as little as possible; and (ii) the visit is made in the presence of the Lessee, except as provided in the following paragraph.

b.	URGENT WORK: In the event of urgency or force majeure, the LESSOR, itself or through an authorised person, also may access the LEASED PROPERTIES, even outside their opening hours, to make such repairs or inspections as may be appropriate. In these cases, the LESSOR will report to the LESSEE immediately.

For its part, the LESSEE covenants to proceed immediately with any repair or work, if it is urgent to avoid imminent loss or damage to the LEASED PROPERTIES, independently of passing the cost thereof on to the LESSOR if the repair is one that it is to assume in accordance with the provisions of this agreement.

c.	IMPROVEMENTS: Also, the LESSEE will be required to allow the LESSOR to enter the LEASED PROPERTIES to perform such construction as, although being non-urgent improvement work, should not be deferred until conclusion of the lease.

If the LESSOR proposes to perform such construction it must, if possible under the circumstances of the case, notify the LESSEE in writing, at least seven (7) days in advance, of its nature and expected duration.

The LESSEE will not be entitled to any indemnification or reduction of rent, or to withdraw from the agreement, in the case of construction that does not prevent it from continuing with its business in the LEASED PROPERTIES.

If the construction totally prevents access of its employees or third parties to the LEASED PROPERTIES, the LESSEE will be entitled to suspend monthly payment of rent, exclusively during the duration of the absolute impossibility of conduct of the business, if applicable being calculated pro rata temporis.

d.	SECURITY AND SURVEILLANCE: The LESSEE at all times also must allow access to the interior of the LEASED PROPERTY by the security personnel for the building, and use such security measures as it deems to be appropriate, with that if necessary including checking packaging and merchandise (always by agreement with the security personnel of the LESSEE if it has its own).

e.	Termination OF THE AGREEMENT If the Agreement is expected to expire normally, the LESSEE, from the time its departure from the LEASED PROPERTIES is agreed, must allow visits of the LESSOR with possible new lessees.

7.8.- Signs or posters

The LESSEE may place signs or posters indicating its corporate name, commercial name or trademark, but only in the interior of the LEASED PROPERTY or in other places it considers to be appropriate that are approved by the LESSOR, provided that they are not placed on and do not protrude from the façade of the building, and are not visible from outside the building.

Also, the dimensions, kind and form of any sign or poster must have the express prior written approval of the LESSOR, in order to achieve greater aesthetic uniformity in the Building.

7.9.- Access to the OFFICES

Access to the LEASED PROPERTY by the LESSEE, its employees and third persons authorised by it may only be through the main door of the building and the lobby or reception area therefor (or from the garage, but also crossing through the reception area). In the aforesaid general reception area of the building a system for security and registration of visitors and employees is planned.

The LESSEE is expressly authorised to contract its own security system within the OFFICE, whether mechanical or using human resources, which will complement the one established on a general basis for the rest of the building, provided that the system is expressly approved in advance and in writing by the LESSOR.

EIGHTH.- DEPOSIT.- ADDITIONAL SECURITY.-

The content of this clause has been regulated by the parties in the SPECIAL CLAUSES of this agreement.

NINTH.- ASSIGNMENT AND SUBLEASE.- ENCUMBRANCE OF LEASE RIGHTS.- DOMICILES OF COMPANIES.- RIGHT OF FIRST REFUSAL.- TRANSFER OR ENCUMBRANCE OF THE LEASED PROPERTIES OR THE BUILDING.-

9.1.- Assignment and sublease

Except with prior written authorisation of the LESSOR, the LESSEE may not assign or sublease the LEASED PROPERTY, in whole or in part, or transfer its contractual position and/or rights and obligations deriving from this Agreement, in whole or in part, to a third party, including franchisees or licensees.

If the LESSOR gives its written authorisation for such transactions, it reserves the economic rights set forth in arts. 14, 32, 39 and 42 of the Urban Lease Act (L.A.U.).

9.2.- Prohibition of encumbrance of rights of the LESSEE

The rights accruing in favour of the LESSEE by virtue of the Agreement may not be made subject to any lien or encumbrance. Attachment, assignment or enforcement of any of the rights deriving from this Agreement will considered to be an unauthorised assignment, resulting in termination of the Agreement.

9.3.- Domiciles of Companies.

The LESSEE in all cases will refrain from establishing the domiciles of companies in the OFFICE, unless there is express prior written authorisation of the LESSOR. If the LESSOR so authorises, that authorisation will be deemed not to confer any right on the domiciled companies, which must change their domiciles upon termination of the Agreement.

9.4.- Exceptions to prohibition of assignment

There will not be deemed to be any assignment (solely for purposes of breach of the obligations assumed by the LESSEE in this agreement) if it is made in favour of companies in the same group as the LESSEE (as that concept is defined in article 4 of the Securities Market Act).

In the event of merger, splitup, or transformation of the LESSEE, or in the event of change of control, direct or indirect, of the LESSEE when it is a company, in particular the transfer of shares or quotas of the LESSEE, or of those companies that directly or indirectly control more than fifty percent (50%) of the LESSEE, no assignment will be deemed to exist provided that the following requirements are satisfied:

(i) at the time of the assignment the LESSEE is not in breach of any of the essential terms or obligations under this Agreement.

(ii) the company resulting from the merger, splitup, transformation or change of control commits in writing, in a form and manner acceptable to the LESSOR, to assume all terms and obligations arising from the Agreement.

(iii) the company resulting from the merger, splitup, transformation or change of control, based on an updated financial certification (which must be delivered to the LESSOR at least thirty (30) days before the merger, splitup, transformation or change of control), is financially capable of satisfying the obligations of the LESSEE deriving from the Agreement.

Notwithstanding the foregoing, in the event of transformation, merger or splitup or transfer of shares or quotas of the LESSEE, the LESSOR also reserves the economic rights conferred by the new version of art. 32.2 of the Urban Lease Act.

9.5.- Right of pre-emption

The LESSEE expressly waives the right of pre-emption regulated in article 31 of Urban Lease Act 29/1994, for which reason it may not enforce such rights of first refusal and withdrawal as may have corresponded to it in the context of any transfer by the LESSOR of the LEASED PROPERTY or the BUILDING in which it is located.

9.6.- Transfer or encumbrance of the leased properties or the building

Based on the foregoing, the LESSOR, or those acting its stead, are entitled to transfer the LEASED PROPERTIES, alone or together with other premises and properties, to any person, at any time during the term of this Agreement, without need of any authorisation from the LESSEE, by any means or formula (contribution, sale, exchange, lease, etc.), and to transfer any right or obligation deriving from this Agreement and constitute a mortgage or any other in rem lien on the LEASED PROPERTIES, provided that the rights of the LESSEE are not affected as a result of the constitution thereof.

The LESSEE accepts and consents to any transfer that may be formalised at any time during the term of the lease agreement, expressly waiving such rights and actions, including rights of pre-emption and challenge, as may be contrary to such acceptance.

As a result, the transfer involves subrogation of the acquirer, by way of simple notice to the LESSEE, to the position the LESSOR holds under this lease agreement, with all authority remaining in effect for the new lessor and all waivers agreed herein remaining for the LESSEE.

Under such circumstances, for purposes of payment of rent and the amounts the payment of which have been assumed herein, the LESSEE must pay them to the new LESSOR and they will be understood to be paid to the new LESSOR as the owner.

If the transfer is made in the form of a financial lease, the parties furthermore expressly agree, now and in the future, on transformation of the lease agreement into a sublease agreement, in which everything agreed therein will remain in effect with the legal nature of a sublease, which will be converted into a lease agreement upon exercise by the LESSOR or the one acting in its stead of the purchase option under the financial lease, with everything agreed therein and in this document again being effective, particularly all waivers of the LESSEE contained therein.

TENTH.- Return OF THE LEASED PROPERTIES.-

10.1.- Return Certification

Once the termination date of this agreement is reached for any reason, the LESSEE must return the LEASED PROPERTY, in the same good condition in which it received it, otherwise paying the amounts necessary to make such repairs as may be required.

For these purposes, on the ending date of the Agreement, the LESSOR will issue a “Return Certification”, describing the apparent status of the LEASED PROPERTIES, and the LESSEE will indicate its agreement with the list of repairs that must be made and charged to it.

If the LESSEE does not appear on the date and at the time fixed for inspection of the LEASED PROPERTIES or refuses to sign the Return Certification, or there is total or partial disagreement between the LESSOR and the LESSEE, the aforesaid Certification will be issued by a Technician appointed by the LESSOR, to the final and nonappealable decision of which both Parties irrevocably submit.

10.2.- Status of the LEASED PROPERTIES upon their return

Therefore the LESSEE must vacate the LEASED PROPERTIES, leaving them empty, unobstructed, tidy and clean, with the necessary repairs completed, the interior and exterior signs and posters removed, free of those movable elements that can be removed without causing damage to or deterioration of the PREMISES, without weakening the structure of the Building, the removal of which has been agreed with the LESSOR. It must also return the parking and building access keys and cards.

10.3.- Restoration

The LESSOR may require that the LESSEE restore the OFFICE to the status it had prior to the construction performed by it during the term of the Agreement, even if authorised by the LESSOR, being entitled to require that the restoration be partial, with maintenance of one or more of the elements of construction or improvements introduced, without right of any indemnification for the LESSEE. If the LESSEE refuses to perform the aforesaid construction at the end of the Agreement, the LESSOR may undertake it for the account of the LESSEE and claim the corresponding expenses from it, or totally or partially enforce the guarantee that has been delivered.

10.4.- Personal property and installations

The delivery of the OFFICE or its vacation implies delivery of the personal property and installations found therein, and lawful ownership thereof, unless the LESSEE otherwise certifiably advises the LESSOR. Therefore, if the LESSOR chooses to leave such assets and installations for the benefit of the property or decides to sell them to a third party it will do so by virtue of good faith possession under art. 464 of the Civil Code, equivalent to ownership, being exempt from any liability to third parties.

Nonetheless the LESSOR may charge to the LESSEE the damages occurring by reason of return to the lawful owner of the personal property of which it was disposing.

10.5.- Delayed return

The LESSOR henceforth and for the time of expiration or termination of the Agreement and return of the LEASED PROPERTIES, expressly indicates that the LESSEE’s remaining therein after that date cannot be taken to be forbearance (in particular for purposes of Article 1566 of the Civil Code regarding tacit renewal), nor will it be allowed in any case absent express agreement of the parties to the contrary.

Therefore, if the delivery does not occur on a timely basis and in proper form, without prejudice to exercise by the LESSOR of the appropriate legal actions, the LESSEE must pay the LESSOR, as a penal clause or cumulative penalty, an amount equivalent to double the last monthly rent payable, calculated “pro rata temporis” for the period of time it delays in vacating the premises, counted from the termination date or, if applicable, the date of judicial declaration thereof.

10.6.- Change of registered office

If the LESSEE or the companies in its group have established their registered offices and/or tax domiciles at the address of the LEASED PROPERTY, they must change them within a maximum term of one month after the date of termination of the Agreement.

ELEVENTH.- EXPENSES AND TAXES.-

11.1.- Expenses or taxes deriving from the LESSEE’s business

The taxes, levies, duties and other charges imposed on the business and/or activity of the LESSEE, or by reason thereof, are exclusively for the account and the responsibility of the LESSEE.

Common and Extraordinary Expenses. Real Estate Tax

The LESSEE in addition covenants to pay the amount of any tax, contribution, assessment, fee, insurance, services and/or supplies (Common Expenses and Extraordinary Expenses) imposed on the LEASED PROPERTY, which amounts will be passed on to the LESSEE on the terms set forth in Clause SIXTH above.

Specifically for the account of the LESSEE, based on the percentage for the LEASED PROPERTY set forth in BACKGROUND item III.- of the SPECIAL CLAUSES of this Agreement, that is, by reference to the surface area thereof, will be the Real Estate Tax (Impuesto sobre Bienes Inmuebles, or “IBI”) imposed on ownership of the Building, the fees for collection of garbage, accesses and any others of a similar nature that are applicable, whether municipal, regional or national, currently in effect or created in the future.

11.3.- LESSEE breach

Those expenses or taxes that under this Agreement are for the account of the LESSEE, the payment of which to third parties is advanced by the LESSOR, by reason of breach or delay of the LESSEE as regards the time for payment contemplated in this agreement, will be invoiced by it to the LESSEE, without prejudice, if applicable, to charging such damages as may have arisen or exercising such actions as may be contemplated in this Agreement for breach by the LESSEE of its contractual obligations.

TWELFTH.- INSURANCE AND LIABILITY.-

12.1 During fitting-out Clause with no content in this agreement.

12.2 LESSEE insurance from opening of the OFFICE

Clause with no content in this agreement

12.3.- Insurance for the account of the LESSOR

The LESSOR as its responsibility will insure the LEASED PROPERTY, independently of or as a part of the insurance covering the risks of the Building of which it is a part (that is, “the structure”), specifically its new replacement value, by way of a Property Damage Policy.

The LESSEE assumes responsibility for such risks as may occur in the LEASED PROPERTY it occupies, hereby covenanting not to engage in activity invalidating such insurance as is secured, and that if as a result of the LESSEE’s activities there is an increase in the risk inherent in the building, the LESSEE will assume such increase in the insurance premium for the BUILDING, if any, as may occur.

The LESSOR at no time is responsible for such damages as may be suffered by the LESSEE or the other persons or property thereof by reason acts of God or force majeure, nor is it responsible for such possible damages as may be caused by the signs or posters the LESSEE installs.

Furthermore, as agreed in Clause ELEVENTH of this Agreement, the LESSEE as a part of the common charges of the Building, based on the percentage corresponding to the LEASED PROPERTIES, will pay the amount corresponding to the premiums on the insurance secured by the LESSOR.

THIRTEENTH.- BREACH.-

13.1.- Consequences of breach

Breach by either of the parties of the essential obligations contained in this Agreement, and those set forth in its annexed documents, will entitle the other to choose to demand performance or terminate the Agreement, in both cases with the corresponding compensation for damages and payment of interest (the foregoing without prejudice to survival of the obligation to perform, if so demanded).

13.2.- LESSEE breach

Specifically, grounds for termination of this Agreement will include any breach of the LESSEE’s obligations, and if applicable those of its personnel, set forth in both the clauses contained in this Agreement (GENERAL AND SPECIAL CLAUSES), and in its annexed documents that are an integral part thereof.

In no case will it be necessary for the LESSOR to make prior demand of performance of the LESSEE in order to terminate and initiate eviction, with all judicial expenses caused to the LESSOR being for the account of the LESSEE, as well as the fees of barristers and solicitors, even if their participation is not mandatory.

13.3.- No demand or delay

The fact that one of the parties does not demand strict compliance of the other with its obligations, or delays in making such demand, may not be interpreted as an amendment or surrender of its rights. For this reason it at any time may demand the most strict application of the clauses set forth herein.

FOURTEENTH.- INDIVISIBILITY.- JOINT AND SEVERAL OBLIGATIONS.-

14.1.- Indivisibility

This Agreement, fully comprised of its GENERAL AND SPECIAL CLAUSES and its ANNEXES, is indivisible for the LESSEE, without prejudice to the LESSOR’s entitlement to assign it to third parties, in whole or in part.

14.2.- Joint and several obligations

If there are multiple lessees, each and every one of them will be jointly and severally liable to the LESSOR for performance of the obligations arising for the LESSEE from this agreement, with express waiver of the benefits of order, discussion and division.

FIFTEENTH.- CONFIDENTIALITY.-

15.1.- General rule

Without consent of the other, neither of the parties will disclose any information or clause set forth in this Agreement.

15.2.- Exceptions

As an exception, such information may be disclosed, after notice to the other party:

•	When it is necessary to comply with any requirement or rule of law or of a regulatory agency or of the Spanish tax authorities.

•	When it is necessary to comply with the terms of the Lease or give effect thereto.

•	When the issue and content of a joint press release is agreed between the parties.

•	In the case of the LESSOR: confidentially to its professional advisors, to any mortgage creditor of the Building and its professional advisors or others participating in the sale, financing, encumbrance or valuation of the Building or the LESSOR’s business.

•	In the case of the LESSEE: confidentially to its professional advisors and, if applicable, those of its Parent Company.

•	In the event of execution of a public deed or registration of this lease agreement in the Property Registry.

SIXTEENTH.- DOMICILE FOR PURPOSES OF NOTICES.-

16.1.- Domicile

All notifications, requests, demands, waivers, consents, approvals, notices and other communications required or permitted hereby will be in writing, sent to the addresses indicated in this Agreement or, in the event of a change, to the most recent address that has been communicated in writing.

Specifically, the domiciles of the LESSOR and the LESSEE, respectively, are established as those set forth for both in the SPECIAL CLAUSES of this Agreement. However, from the time the LESSEE takes possession of the LEASED PROPERTIES and for so long as it occupies them, the LESSOR also may notify it of any communications related to this lease at the OFFICES or the leased premises.

16.2.- Means of notification

Notices delivered by Bureaufax will be considered to be validly given for all purposes (except in those cases in which this Agreement expressly provides for a different type of communication).

Also, communications sent by fax or email (or any other means that is valid in law) to the numbers and addresses set forth in the SPECIAL CLAUSES, or delivered in person to the indicated registered addresses, will be deemed to be valid for all purposes of this Agreement (except in those cases in which this Agreement expressly provides for a different kind of communication), provided that an acknowledgment of receipt thereof, using the same means of communication, is made to arrive to the party sending the fax or email, or a copy with acknowledgment of receipt is delivered, signed by an authorised person of the recipient company to whom the communication was sent.

16.3.- Change of domicile

Each of the parties reserves the right to change the domicile designated for receipt of notifications, its physical or email address or fax number for purposes of this Agreement, by giving notice of this fact and the new information to the other party, the change being binding on the latter from the date of receipt of the notice of change.

SEVENTEENTH.- AUTOMATED DATA PROCESSING.-

In accordance with the provisions of article 5 of Organic Act 15/1999 on Data Protection, the parties agree that the personal information provided by virtue of this agreement and such information provided to the LESSOR in order to document entry into the Building and the system of security and surveillance, will be included in an automated database owned by the LESSOR and maintained under its responsibility. The purpose of the aforesaid database is to ensure faithful compliance with the provisions of this agreement and possible novations hereof.

The LESSEE authorises the automated processing of its information, and is entitled to access, correct or suppress the information about it that appears in the LESSOR’s files. If it wishes to exercise the aforesaid rights or receive information or offers of other real estate products from other companies in the LESSOR’s group, it must apply to it at the domicile fixed for purposes of this Agreement.

EIGHTEENTH.- APPLICABLE LAW.-

18.1.- Agreements of the parties and supplementary rules

The lease relationship formalised hereby will be governed by the agreements of the parties in this Agreement (GENERAL AND SPECIAL CLAUSES) and in its annexed documents.

Also applicable to this Agreement will be the mandatory, nonwaivable rules in titles I and IV of Urban Lease Act 29/1994 (Ley 29/1994 de Arrendamientos Urbanos, the “LAU”), for which reason the obligations and rights of the parties, to the extent not expressly contemplated in this Agreement, will be governed by the provisions in title III of the LAU and, by way of supplement, by the provisions of the Civil Code.

18.2.- Express waivers

As a result, in accordance with art. 4 section 4 of current Urban Lease Act 29/1994, the parties expressly, clearly and conclusively waive any scheme contemplated in the aforesaid text or rules that is contradictory to the express provisions of this Agreement, in particular to:

a)	The scheme of pre-emption regulated in art. 31 by remission from article 25.

b)	The scheme for Assignment of Contract and sublease set forth in art. 32 (on the terms set forth in CLAUSE NINTH above).

c)	The scheme of Indemnification for expiration of the contractual term of the Lease as set forth in art. 34.

d)	The scheme of conservation, improvement and construction by the LESSEE under article 30, together with articles 21, 22, 23 and 26, to the extent applicable.

e)	The provisions of article 33, governing the continuation by an heir of the business engaged in in the leased premises by a deceased LESSEE.

NINETEENTH.- FORUM.-

For solution of any dispute arising from this Agreement, the parties, waiving any forum that might correspond to them, submit to the jurisdiction of the courts and tribunals of the capital city of Madrid, in which the LEASED PROPERTY is located.

TWENTIETH.- TRANSLATIONS.-

Translations to other languages may be made of the content of this agreement and its annexes for merely informational purposes. For this reason, in any event, only the Spanish version, duly signed, will be fully valid and effective between the contracting parties.

In witness whereof, the parties sign this Agreement in duplicate for a single purpose in the place and on the date in the preamble.

[Illegible signature]	[Illegible signature]

THE LESSOR	The LESSEE

II.I. ANNEXES TO THE GENERAL CLAUSES

Date of the Lease agreement: 2 April 2012

Leased Properties: PREMISES on floor 45 South (using the commercial numbering, and Floor 38, using the construction numbering), identified as being for “Office Use”, with a rentable surface area of approximately 577.93 m2, in the “Torre Espacio” Building.

Madrid, 2 April 2012

The LESSEE hereby declares that it has received, in digital format (PDF), by the LESSOR’s delivery of a CD, the documents comprising the Annexes to the General Clauses, as listed below:

•	Annex no. 1: Internal Regulations (Reglamento de Régimen Interno, or “R.R.l.”)

•	Annex no. 2: Self-protection plan

•	Annex no. 3: Budget

•	Annex no. 4: Technical Guide for Private Construction (Guía Técnica de Obras Privativas, or “GTOP”)

The aforesaid documents are an integral part of the lease agreement signed with TORRE ESPACIO CASTELLANA, S.A.U. Unipersonal as referred to above.

Received and accepted,

FERROATLÁNTICA, S.A.U.

By:

{Signature of Pedro Larrea Paguaga}

Mr. Pedro Larrea Paguaga